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                                                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated October 9, 1997 in Amendment No.1 to the Registration Statement (Form S-1 No. 333-33219) and related Prospectus of Ophidian Pharmaceuticals, Inc. for the registration of 2,500,000 Units, each Unit consisting of 2,500,000 shares of its common stock and 2,500,000 warrants to purchase its common stock.



                                                ERNST & YOUNG LLP

Milwaukee, Wisconsin

November 10, 1997